Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2006 Q2	2006 Q1	2005 Q4	2005 Q3	2005 Q2
Earnings (Reported Basis)
Net Interest Income	$1,197.1	$1,206.9	$1,037.0	$910.2	$872.5
Non-Interest Income	1,709.9 (3)	1,858.3	1,665.5 (2)	1,594.6 (1)	1,582.0

Total Revenue(5)	2,907.0	3,065.2 (4)	2,702.5	2,504.8	2,454.5
Provision for Loan Losses	362.4	170.3 (4)	565.7	374.2 (1)	291.6
Marketing Expenses	356.7	323.8	447.4	343.7	277.0
Operating Expenses	1,324.2	1,249.7	1,241.7 (6)	1,021.9	1,058.6

Income Before Taxes	863.7	1,321.4	447.7	765.0	827.3
Tax Rate	36.0%	33.2%	37.3%	35.8%	35.8%
Net Income	$552.6	$883.3	$280.3	$491.1	$531.1

Common Share Statistics
Basic EPS	$1.84	$2.95	$1.01	$1.88	$2.10
Diluted EPS	$1.78	$2.86	$0.97	$1.81	$2.03
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$52.31	$50.06	$46.97	$41.40	$39.51
Stock Price Per Share (period end)	$85.45	$80.52	$86.40	$79.52	$80.01
Total Market Capitalization (period end)	$25,968.3	$24,397.6	$25,989.1	$21,200.0	$21,082.6
Shares Outstanding (period end)	303.9	303.0	300.8	266.6	263.5
Shares Used to Compute Basic EPS	300.8	299.3	278.8	260.9	252.6
Shares Used to Compute Diluted EPS	310.0	309.1	287.7	270.7	261.7

Reported Balance Sheet Statistics (period avg.)
Average Loans	$58,833	$58,142	$48,701	$38,556	$38,237
Average Earning Assets	$79,026	$78,148	$66,624	$53,453	$51,694
Average Assets	$89,644	$88,895	$74,443	$59,204	$56,963
Average Interest Bearing Deposits	$42,797	$43,357	$34,738	$26,618	$26,391
Average Non-Interest Bearing Deposits	$4,412	$4,514	$2,356	$85	$80
Average Equity	$15,581	$14,612	$12,528	$10,802	$8,925
Return on Average Assets (ROA)	2.47%	3.97%	1.51%	3.32%	3.73%
Return on Average Equity (ROE)	14.19%	24.18%	8.95%	18.19%	23.80%

Reported Balance Sheet Statistics (period end)
Loans	$60,603	$58,119	$59,848	$38,852	$38,611
Total Assets	$89,530	$89,273	$88,701	$60,425	$56,996
Loan growth	$2,484	$(1,729)	$20,996	$241	$652
% Loan Growth Y Over Y	57%	53%	57%	10%	12%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	(3)%	66%	56%	17%	6%
Non Interest Income Growth (annualized)	(32)%	46%	18%	3%	17%
Revenue Growth (annualized)	(21)%	54%	32%	8%	13%
Net Interest Margin	6.06%	6.18%	6.23%	6.81%	6.75%
Revenue Margin	14.71%	15.69%	16.23%	18.74%	18.99%
Risk Adjusted Margin (7)	13.22%	14.15%	13.52%	16.18%	16.49%
Operating Expense as a % of Revenues	45.55%	40.77%	45.95%	40.80%	43.13%
Operating Expense as a % of Avg Loans (annualized)	9.00%	8.60%	10.20%	10.60%	11.07%

Asset Quality Statistics (Reported)
Allowance	$1,765	$1,675	$1,790	$1,447 (1)	$1,405
30+ Day Delinquencies	$1,772	$1,559	$1,879	$1,497	$1,400
Net Charge-Offs	$296	$301	$451	$342	$324
Allowance as a % of Reported Loans	2.91%	2.88%	2.99%	3.72%	3.64%
Delinquency Rate (30+ days)	2.92%	2.68%	3.14%	3.85%	3.62%
Net Charge-Off Rate	2.01%	2.07%	3.70%	3.55%	3.39%

(1)	Includes a $15.6 million write-down for retained interests and a $28.5 million build in the allowance for loan losses related to the impact of the Gulf Coast Hurricanes. This also includes a $48.0 million write-down for retained interests and a $27.0 million build in the allowance related to the spike in bankruptcies experienced immediately before The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 became effective in October 2005.
(2)	Includes a $34 million gain from the sale of previously purchased charged-off loan portfolios.
(3)	Includes a $20.5 million gain as a result of the MasterCard, Inc. initial public offering and a loss of $20.8 million related to the derivative entered into in April 2006 to mitigate certain exposures we face as a result of our expected acquisition of North Fork.
(4)	Includes the impact of the sale of charged-off loans resulting in a $76.8 million increase to various revenue line items, the majority of which was recorded to other non-interest income and a $7.0 million reduction to the provision for loan losses through an increase in recoveries for the sale of charged-off loans originated by the Company and not securitized.
(5)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q2 2006 - $215.0, Q1 2006 - $170.9, Q4 2005 - $227.9, Q3 2005 - $255.6 and Q2 2005 - $259.8.
(6)	Includes a $28.2 million impairment charge related to our insurance business in Global Financial Services and a $20.6 million prepayment penalty for the refinancing of the McLean Headquarters facility.
(7)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS (1)

(in millions)	2006 Q2	2006 Q1	2005 Q4	2005 Q3	2005 Q2
Earnings (Managed Basis)
Net Interest Income	$2,140.8	$2,235.0	$2,075.2	$1,931.2	$1,830.3
Non-Interest Income	1,199.4 (4)	1,222.2	1,243.4 (3)	1,099.8 (2)	1,144.8

Total Revenue(6)	3,340.2	3,457.2 (5)	3,318.6	3,031.0	2,975.1
Provision for Loan Losses	795.6	562.3 (5)	1,181.8	900.4 (2)	812.2
Marketing Expenses	356.7	323.8	447.4	343.7	277.0
Operating Expenses	1,324.2	1,249.7	1,241.7 (7)	1,021.9	1,058.6

Income Before Taxes	863.7	1,321.4	447.7	765.0	827.3
Tax Rate	36.0%	33.2%	37.3%	35.8%	35.8%
Net Income	$552.6	$883.3	$280.3	$491.1	$531.1

Managed Balance Sheet Statistics (period avg.)
Average Loans	$106,090	$104,610	$94,241	$83,828	$82,472
Average Earning Assets	$124,067	$122,403	$110,096	$96,696	$94,075
Average Assets	$136,351	$134,797	$119,406	$103,913	$100,640
Return on Average Assets (ROA)	1.62%	2.62%	0.94%	1.89%	2.11%

Managed Balance Sheet Statistics (period end)
Loans	$108,433	$103,907	$105,527	$84,768	$82,951
Total Assets	$136,819	$134,530	$133,786	$105,743	$100,757
Loan Growth	$4,526	$(1,620)	$20,759	$1,817	$1,359
% Loan Growth Y over Y	31%	27%	32%	12%	13%
Tangible Assets (8)	$132,527	$130,211	$129,484	$105,007	$100,017
Tangible Capital (9)	$12,094	$11,016	$9,994	$10,400	$9,771
Tangible Capital to Tangible Assets Ratio	9.13%	8.46%	7.72%	9.90%	9.77%
% Off-Balance Sheet Securitizations	44%	44%	43%	54%	53%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	(17)%	31%	30%	22%	3%
Non Interest Income Growth (annualized)	(7)%	(7)%	52%	(16)%	27%
Revenue Growth (annualized)	(14)%	17%	38%	8%	12%
Net Interest Margin	6.90%	7.30%	7.54%	7.99%	7.78%
Revenue Margin	10.77%	11.30%	12.06%	12.54%	12.65%
Risk Adjusted Margin (10)	8.42%	9.03%	8.18%	8.95%	9.06%
Operating Expense as a % of Revenues	39.64%	36.15%	37.42%	33.71%	35.58%
Operating Expense as a % of Avg Loans (annualized)	4.99%	4.78%	5.27%	4.88%	5.13%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$3,306	$3,039	$3,424	$3,164	$2,893
Net Charge-Offs	$729	$693	$1,067	$868	$845
Delinquency Rate (30+ days)	3.05%	2.92%	3.24%	3.73%	3.49%
Net Charge-Off Rate	2.75%	2.65%	4.53%	4.14%	4.10%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes a $15.6 million write-down for retained interests and a $28.5 million build in the allowance for loan losses related to the impact of the Gulf Coast Hurricanes. This also includes a $48.0 million write-down for retained interests and a $27.0 million build in the allowance related to the spike in bankruptcies experienced immediately before The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 became effective in October 2005.
(3)	Includes a $34 million gain from the sale of previously purchased charged-off loan portfolios.
(4)	Includes a $20.5 million gain as a result of the MasterCard, Inc. initial public offering and a loss of $20.8 million related to the derivative entered into in April 2006 to mitigate certain exposures we face as a result of our expected acquisition of North Fork.
(5)	Includes the impact of the sale of charged-off loans resulting in a $66.4 million increase to various revenue line items, the majority of which was recorded to other non-interest income and a $17.4 million reduction to the provision for loan losses through an increase in recoveries for the sale of charged-off loans originated by the Company.
(6)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q2 2006 - $215.0, Q1 2006 - $170.9, Q4 2005 - $227.9, Q3 2005 - $255.6, and Q2 2005 - $259.8.
(7)	Includes a $28.2 million impairment charge related to our insurance business in Global Financial Services and a $20.6 million prepayment penalty for the refinancing of the McLean Headquarters facility.
(8)	Includes managed assets less intangible assets.
(9)	Includes stockholders’ equity and preferred interests less intangible assets. Tangible Capital on a reported and managed basis is the same.
(10)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS (1)

(in thousands)	2006 Q2	2006 Q1	2005 Q4	2005 Q3	2005 Q2
Segment Statistics
US Card:
Interest Income	1,628,144	1,714,559	1,665,450	1,659,178	1,596,247
Interest Expense	507,722	493,458	481,656	451,346	444,555

Net interest income	$1,120,422	$1,221,101	$1,183,794	$1,207,832	$1,151,692
Non-interest income	803,083	775,413	844,286	851,036	846,720
Provision for loan losses	413,701	224,438	767,103	483,759	539,211
Non-interest expenses	860,874	844,729	892,521	833,925	794,012
Income tax provision (benefit)	227,125	324,573	131,415	259,414	232,816

Net income (loss)	$421,805	$602,774	$237,041	$481,770	$432,373

Loans receivable	$48,736,483	$47,142,650	$49,463,522	$46,291,468	$46,408,912
Average loans	$47,856,045	$48,217,926	$46,857,527	$46,405,569	$46,504,945
Loan Yield	13.61%	14.22%	14.22%	14.30%	13.73%
Net charge-off rate	3.29%	2.93%	5.70%	4.69%	4.90%
Delinquency Rate (30+ days)	3.30%	3.31%	3.44%	3.86%	3.60%
Purchase Volume (2)	$20,878,732	$18,015,669	$21,209,357	$18,932,798	$17,946,667
Number of Accounts (000s)	37,199	37,258	37,645	37,863	37,760

Auto Finance:
Interest Income	563,734	536,657	465,124	436,058	401,991
Interest Expense	207,497	187,827	151,100	135,956	116,247

Net interest income	$356,237	$348,830	$314,024	$300,102	$285,744
Non-interest income	13,839	391	(1,358)	3,005	6,964
Provision for loan losses	74,714	107,805	161,651	185,219	20,330
Non-interest expenses	149,115	134,655	138,412	129,719	124,584
Income tax provision (benefit)	51,186	37,366	4,512	(4,141)	51,728

Net income (loss)	$95,061	$69,395	$8,091	$(7,690)	$96,066

Loans receivable	$20,558,455	$19,848,190	$16,372,019	$15,730,713	$14,520,216
Average loans	$20,187,631	$19,440,128	$16,095,793	$15,104,464	$13,993,998
Loan Yield	11.17%	11.04%	11.56%	11.55%	11.49%
Net charge-off rate	1.54%	2.35%	3.32%	2.54%	1.74%
Delinquency Rate (30+ days)	4.55%	3.57%	5.71%	4.65%	4.09%
Auto Loan Originations (3)	$3,107,409	$2,940,540	$2,563,372	$3,217,209	$2,633,857
Number of Accounts (000s)	1,525	1,480	1,438	1,187	1,124

Global Financial Services:
Interest Income	725,256	692,246	681,624	661,420	642,481
Interest Expense	279,804	253,997	249,289	237,791	230,656

Net interest income	$445,452	$438,249	$432,335	$423,629	$411,825
Non-interest income	297,080	283,352	250,349	273,067	265,499
Provision for loan losses	296,614	217,365	263,664	217,032	256,766
Non-interest expenses	365,149	330,172	410,670	356,254	378,278
Income tax provision (benefit)	29,614	60,520	1,299	41,521	15,621

Net income (loss)	$51,155	$113,544	$7,051	$81,889	$26,659

Loans receivable	$25,935,716	$23,732,515	$23,386,490	$22,770,803	$22,053,145
Average loans	$24,910,879	$23,668,326	$23,129,203	$22,373,995	$21,971,839
Loan Yield	11.58%	11.64%	11.74%	11.78%	11.67%
Net charge-off rate	3.90%	3.63%	4.33%	4.09%	3.89%
Delinquency Rate (30+ days)	2.82%	2.90%	2.83%	2.93%	2.93%
Number of Accounts (000s)	10,130	10,013	9,928	9,774	9,639

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes all purchase transactions net of returns and excludes cash advance transactions.
(3)	Includes all organic auto loan originations and excludes auto loans added through acquisitions.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS (1) CONTINUED

(in thousands)	2006 Q2	2006 Q1	2005 Q4	2005 Q3	2005 Q2
Segment Statistics

Banking:
Interest Income	682,679	650,985
Interest Expense	433,451	406,061

Net interest income	$249,228	$244,924
Non-interest income	114,039	104,485
Provision for loan losses	6,632	9,821
Non-interest expenses	289,996	272,987
Income tax provision (benefit)	23,324	23,310

Net income (loss)	$43,315	$43,291

Loans receivable	$13,189,112	$13,169,792
Average loans	$13,115,534	$13,283,515
Loan Yield	7.63%	7.38%
Net charge-off rate	0.45%	0.38%
Delinquency Rate (30+ days)	0.38%	0.75%
Core Deposits(2)	27,857,265	27,996,290
Total Deposits	35,281,970	35,396,221
Number of ATMs	705	669
Number of locations(3)	324	316

Other:
Net interest income	$(30,510)	$(18,134)	$145,043	$(368)	$(18,959)
Non-interest income	(28,709)	58,553	150,153	(27,301)	25,577
Provision for loan losses	3,950	2,877	(10,631)	14,324	(4,144)
Non-interest expenses	15,763	(9,064)	247,583	45,740	38,743
Income tax provision (benefit)	(20,183)	(7,729)	30,109	(22,913)	(4,001)

Net income (loss)	$(58,749)	$54,335	$28,135	$(64,820)	$(23,980)

Loans receivable	$13,673	$13,629	$16,305,460	$(25,301)	$(30,921)

Total:
Interest Income	$3,414,411	$3,436,829	$3,175,960	$2,907,775	$2,766,118
Interest Expense	1,273,582	1,201,859	1,100,764	976,580	935,816

Net interest income	$2,140,829	$2,234,970	$2,075,196	$1,931,195	$1,830,302
Non-interest income	1,199,332	1,222,194	1,243,430	1,099,807	1,144,760
Provision for loan losses	795,611	562,306	1,181,787	900,334	812,163
Non-interest expenses	1,680,897	1,573,479	1,689,186	1,365,638	1,335,617
Income tax provision (benefit)	311,066	438,040	167,335	273,881	296,164

Net income (loss)	$552,587	$883,339	$280,318	$491,149	$531,118

Loans receivable	$108,433,439	$103,906,776	$105,527,491	$84,767,683	$82,951,352

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.
(3)	Q2: Number of locations includes 311 branches and 13 other customer centers and excludes 16 branches that remain closed due to hurricane damage. Q1: Number of locations includes 302 branches and 14 other customer centers and excludes 18 branches that remain closed due to hurricane damage.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended June 30, 2006

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures
Net interest income	$1,197,082	$943,747	$2,140,829
Non-interest income	$1,709,913	$(510,581)	$1,199,332
Total revenue	$2,906,995	$433,166	$3,340,161
Provision for loan losses	$362,445	$433,166	$795,611
Net charge-offs	$295,844	$433,166	$729,010
Balance Sheet Measures
Loans	$60,602,803	$47,830,636	$108,433,439
Total assets	$89,530,186	$47,288,672	$136,818,858
Average loans	$58,833,376	$47,256,518	$106,089,894
Average earning assets	$79,025,701	$45,041,097	$124,066,798
Average total assets	$89,643,629	$46,707,317	$136,350,946
Delinquencies	$1,772,191	$1,534,202	$3,306,393

(1)	Income statement adjustments reclassify the net of finance charges of $1,341.8 million, past-due fees of $237.1 million, other interest income of $(61.6) million and interest expense of $573.5 million; and net charge-offs of $433.2 million from Non-interest income to Net interest income and Provision for loan losses, respectively.
(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	June 30 2006	March 31 2006	June 30 2005
Assets:
Cash and due from banks	$1,388,384	$1,434,804	$581,267
Federal funds sold and resale agreements	339,613	2,763,746	1,283,015
Interest-bearing deposits at other banks	870,049	1,099,025	721,806

Cash and cash equivalents	2,598,046	5,297,575	2,586,088
Securities available for sale	15,292,446	14,659,166	9,522,515
Loans	60,602,803	58,118,659	38,610,787
Less: Allowance for loan losses	(1,765,000)	(1,675,000)	(1,405,000)

Net loans	58,837,803	56,443,659	37,205,787
Accounts receivable from securitizations	4,818,512	5,293,392	4,890,933
Premises and equipment, net	1,467,922	1,387,302	782,372
Interest receivable	526,267	512,136	274,547
Goodwill	3,933,621	3,941,128	739,889
Other	2,055,569	1,738,721	993,836

Total assets	$89,530,186	$89,273,079	$56,995,967

Liabilities:
Non-interest-bearing deposits	$4,487,837	$4,476,351	$80,822
Interest-bearing deposits	42,698,976	43,303,134	26,521,031
Senior and subordinated notes	5,490,690	5,726,109	6,692,311
Other borrowings	16,836,398	16,544,698	9,692,941
Interest payable	349,091	353,882	252,677
Other	3,770,131	3,699,659	3,344,404

Total liabilities	73,633,123	74,103,833	46,584,186
Stockholders’ Equity:
Common stock	3,060	3,051	2,650
Paid-in capital, net	7,151,376	7,032,073	3,783,074
Retained earnings and cumulative other comprehensive income	8,857,963	8,245,186	6,695,753
Less: Treasury stock, at cost	(115,336)	(111,064)	(69,696)

Total stockholders’ equity	15,897,063	15,169,246	10,411,781

Total liabilities and stockholders’ equity	$89,530,186	$89,273,079	$56,995,967

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Six Months Ended
	June 30 2006	March 31 2006	June 30 (1) 2005	June 30 2006	June 30 (1) 2005
Interest Income:
Loans, including past-due fees	$1,616,937	$1,612,622	$1,190,098	$3,229,559	$2,374,134
Securities available for sale	167,804	165,100	91,245	332,904	181,409
Other	112,416	100,860	70,557	213,276	132,625

Total interest income	1,897,157	1,878,582	1,351,900	3,775,739	2,688,168
Interest Expense:
Deposits	416,232	403,609	279,438	819,841	543,463
Senior and subordinated notes	84,707	94,354	104,593	179,061	219,073
Other borrowings	199,136	173,742	95,366	372,878	192,608

Total interest expense	700,075	671,705	479,397	1,371,780	955,144

Net interest income	1,197,082	1,206,877	872,503	2,403,959	1,733,024
Provision for loan losses	362,445	170,270	291,600	532,715	551,231

Net interest income after provision for loan losses	834,637	1,036,607	580,903	1,871,244	1,181,793

Non-Interest Income:
Servicing and securitizations	1,025,506	1,153,604	996,043	2,179,110	1,929,980
Service charges and other customer-related fees	413,398	435,731	360,410	849,129	761,596
Interchange	131,538	119,491	132,068	251,029	255,508
Other	139,471	149,425	93,475	288,896	150,891

Total non-interest income	1,709,913	1,858,251	1,581,996	3,568,164	3,097,975

Non-Interest Expense:
Salaries and associate benefits	536,465	516,144	442,101	1,052,609	875,602
Marketing	356,695	323,771	277,034	680,466	588,793
Communications and data processing	172,734	169,204	138,916	341,938	281,735
Supplies and equipment	113,028	98,184	83,661	211,212	170,107
Occupancy	52,753	49,377	40,209	102,130	58,110
Other	449,222	416,799	353,696	866,021	689,102

Total non-interest expense	1,680,897	1,573,479	1,335,617	3,254,376	2,663,449

Income before income taxes	863,653	1,321,379	827,282	2,185,032	1,616,319
Income taxes	311,066	438,040	296,164	749,106	578,639

Net income	$552,587	$883,339	$531,118	$1,435,926	$1,037,680

Basic earnings per share	$1.84	$2.95	$2.10	$4.79	$4.18

Diluted earnings per share	$1.78	$2.86	$2.03	$4.64	$4.02

Dividends paid per share	$0.03	$0.03	$0.03	$0.05	$0.05

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 6/30/06			Quarter Ended 3/31/06			Quarter Ended 6/30/05
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans	$106,089,894	$3,195,827	12.05%	$104,610,200	$3,232,530	12.36%	$82,471,828	$2,652,370	12.86%
Securities available for sale	14,364,402	167,804	4.67%	15,045,469	165,100	4.39%	9,592,645	91,245	3.80%
Other	3,612,502	50,780	5.62%	2,746,833	39,199	5.71%	2,010,296	22,503	4.48%

Total earning assets	$124,066,798	$3,414,411	11.01%	$122,402,502	$3,436,829	11.23%	$94,074,769	$2,766,118	11.76%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$597,406	$4,052	2.71%	$572,181	$3,328	2.33%	$—	$—
Money market deposit accounts	11,093,056	89,076	3.21%	10,716,774	76,038	2.84%	2,967,145	23,160	3.12%
Savings accounts	3,919,465	26,237	2.68%	3,719,994	23,181	2.49%	—	—
Other Consumer Time Deposits	13,980,892	145,401	4.16%	14,647,708	149,393	4.08%	9,849,495	103,044	4.18%
Public Fund CD’s of $100,000 or more	971,511	11,332	4.67%	964,181	10,295	4.27%	73,908	530	2.87%
CD’s of $100,000 or more	8,878,461	100,094	4.51%	9,407,892	102,714	4.37%	10,864,437	118,360	4.36%
Foreign time deposits	3,355,924	40,040	4.77%	3,327,788	38,660	4.65%	2,636,248	34,344	5.21%

Total Interest-bearing deposits	$42,796,715	$416,232	3.89%	$43,356,518	$403,609	3.72%	$26,391,233	$279,438	4.24%
Senior and subordinated notes	5,576,041	84,707	6.08%	6,097,711	94,354	6.19%	6,987,888	104,593	5.99%
Other borrowings	16,928,273	199,136	4.71%	16,074,344	173,742	4.32%	10,838,955	95,366	3.52%
Securitization liability	46,827,712	573,507	4.90%	46,018,001	530,154	4.61%	43,810,547	456,419	4.17%

Total interest-bearing liabilities	$112,128,741	$1,273,582	4.54%	$111,546,574	$1,201,859	4.31%	$88,028,623	$935,816	4.25%

Net interest spread			6.47%			6.92%			7.51%

Interest income to average earning assets			11.01%			11.23%			11.76%
Interest expense to average earning assets			4.11%			3.93%			3.98%

Net interest margin			6.90%			7.30%			7.78%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

8

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported	Quarter Ended 6/30/06			Quarter Ended 3/31/06			Quarter Ended 6/30/05
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans	$58,833,376	$1,616,937	10.99%	$58,142,418	$1,612,622	11.09%	$38,237,463	$1,190,098	12.45%
Securities available for sale	14,364,402	167,804	4.67%	15,045,469	165,100	4.39%	9,592,645	91,245	3.80%
Other	5,827,923	112,416	7.72%	4,959,597	100,860	8.13%	3,863,822	70,557	7.30%

Total earning assets	$79,025,701	$1,897,157	9.60%	$78,147,484	$1,878,582	9.62%	$51,693,930	$1,351,900	10.46%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$597,406	$4,052	2.71%	$572,181	$3,328	2.33%	$—	$—
Money market deposit accounts	11,093,056	89,076	3.21%	10,716,774	76,038	2.84%	2,967,145	23,160	3.12%
Savings accounts	3,919,465	26,237	2.68%	3,719,994	23,181	2.49%	—	—
Other Consumer Time Deposits	13,980,892	145,401	4.16%	14,647,708	149,393	4.08%	9,849,495	103,044	4.18%
Public Fund CD’s of $100,000 or more	971,511	11,332	4.67%	964,181	10,295	4.27%	73,908	530	2.87%
CD’s of $100,000 or more	8,878,461	100,094	4.51%	9,407,892	102,714	4.37%	10,864,437	118,360	4.36%
Foreign time deposits	3,355,924	40,040	4.77%	3,327,788	38,660	4.65%	2,636,248	34,344	5.21%

Total Interest-bearing deposits	$42,796,715	$416,232	3.89%	$43,356,518	$403,609	3.72%	$26,391,233	$279,438	4.24%
Senior and subordinated notes	5,576,041	84,707	6.08%	6,097,711	94,354	6.19%	6,987,888	104,593	5.99%
Other borrowings	16,928,273	199,136	4.71%	16,074,344	173,742	4.32%	10,838,955	95,366	3.52%

Total interest-bearing liabilities	$65,301,029	$700,075	4.29%	$65,528,573	$671,705	4.10%	$44,218,076	$479,397	4.34%

Net interest spread			5.31%			5.52%			6.12%

Interest income to average earning assets			9.60%			9.62%			10.46%
Interest expense to average earning assets			3.54%			3.44%			3.71%

Net interest margin			6.06%			6.18%			6.75%

9

1680 Capital One Drive, McLean, VA 22102-3491

News Release

FOR IMMEDIATE RELEASE: July 20, 2006

Contacts:	Investor Relations	Media Relations
	Mike Rowen	Tatiana Stead	Julie Rakes
	703-720-2455	703-720-2352	804-284-5800

Capital One Reports Second Quarter Earnings

Affirms EPS guidance for 2006; banking integration remains on track

McLean, Va. (July 20, 2006) – Capital One Financial Corporation (NYSE: COF) today announced that its earnings for the second quarter of 2006 were $552.6 million, or $1.78 per share (diluted), compared with $531.1 million, or $2.03 per share (diluted), for the second quarter of 2005, and $883.3 million, or $2.86 per share (diluted), for the first quarter of 2006.

“Our businesses continued to post strong results in terms of loan growth and profitability in the second quarter, and credit performed well in all of our businesses with exception of the UK, which continued to operate in a challenging credit environment,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We’re pleased with the solid results delivered by our banking segment and with the substantial progress on our integration. With the addition of North Fork, expected in the fourth quarter, we will have multiple growth platforms that will further enhance our ability to deliver long-term shareholder value.”

The managed charge-off rate for the company decreased to 2.75 percent in the second quarter of 2006 from 4.10 percent in the second quarter of 2005 and rose modestly from 2.65 percent in the previous quarter. The company increased its allowance for loan losses by $90.0 million in the second quarter of 2006, driven largely by higher loan balances in the quarter and continued credit quality deterioration in the U.K. The managed delinquency rate (30+ days) decreased to 3.05 percent as of June 30, 2006 from 3.49 percent as of the end of June 30, 2005 and increased from 2.92 percent as of March 31, 2006.

As a result of the worsening credit environment in the UK, the company built incremental reserves of $42.9 million and took a write down of $36.4 million in expected servicing income from its UK securitizations. Together these UK-related actions impacted the company’s second quarter earnings per share by approximately 16 cents.

Managed loans at June 30, 2006 were $108.4 billion, up $25.5 billion, or 31 percent, from June 30, 2005. This includes organic growth as well as $16.3 billion of loans acquired with the

- more -

Capital One Reports Second Quarter Earnings

acquisition of Hibernia in November 2005. Managed loans increased $4.5 billion, or four percent, from the previous quarter driven primarily by growth in our North American businesses. The company expects that managed loans will grow at a rate of between seven and nine percent during 2006, excluding the loan growth that will come with the acquisition of North Fork.

Second quarter marketing expenses increased $79.7 million to $356.7 million from $277.0 million in the second quarter of 2005, and increased $32.9 million from the first quarter of 2006 expense of $323.8 million. Annualized operating expenses as a percentage of average managed loans decreased to 4.99 percent in the second quarter of 2006 from 5.13 percent in the second quarter of 2005 but increased from 4.78 percent in the previous quarter. Excluding the impact of the North Fork transaction, operating expenses in the second half of 2006 are expected to be approximately $200 million higher than in the first half of the year, as the company continues to make important business infrastructure investments to include the upgrade of its card holder systems and the cost associated with the opening of new bank branches.

“We are affirming our earnings guidance of between $7.40 and $7.80 per share (diluted) for 2006, taking into account earnings to date and including the expected close of the North Fork acquisition early in the fourth quarter,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “While we are affirming this guidance based on current market conditions, market conditions on the day of close and the resultant impact on purchase accounting adjustments, in addition to the timing of the close, create significant uncertainty about the impact that North Fork will have on our reported results.”

Capital One’s managed revenue margin decreased to 10.77 percent in the second quarter of 2006 from 12.65 percent in the second quarter of 2005, primarily due to the addition of Hibernia’s loan portfolio. The company’s managed revenue margin was 11.30 percent in the first quarter of 2006. The company continues to expect stability in its annual return on managed assets, as lower revenue margins on higher credit quality loans are offset by reductions in provision and also by reductions in operating and marketing expenses as a percent of assets. The expectation for reported return on assets in 2006 is subject to uncertainties from the timing and accounting impacts of the North Fork transaction.

Segment results

The US Card segment’s net income in the second quarter of 2006 was $421.8 million, compared with $432.4 million in the second quarter of 2005, and $602.8 million in the first quarter of 2006. Overall performance in the segment was driven principally by strong credit and solid loan growth.

Capital One Reports Second Quarter Earnings

The business experienced compression in net interest margin due to a decline in past due fees which accompanied strong credit performance. Managed loans at June 30, 2006 were $48.7 billion, up $2.3 billion, or 5.0 percent, from June 30, 2005, and up $1.6 billion, or 3.4 percent from the prior quarter. The managed charge-off rate decreased to 3.29 percent in the second quarter of 2006 from 4.90 percent in the second quarter of 2005 but increased from 2.93 percent in the previous quarter. We expect credit card charge-offs to begin to return to more normal levels late in the year as the effects of the bankruptcy filing spike dissipate.

Results in the Auto Finance segment this quarter reflect continued growth in originations and strong credit. Net income in the second quarter of 2006 was $95.1 million, compared with $96.1 million in the second quarter of 2005, and $69.4 million in the first quarter of 2006. Auto loan originations during the quarter were $3.1 billion, up $473.6 million, or 18.0 percent, from the prior year’s second quarter, and up $166.9 million, or 5.7 percent from the first quarter 2006. The managed charge-off rate decreased to 1.54 percent in the second quarter of 2006 from 1.74 percent in the second quarter of 2005 and 2.35 percent in the previous quarter.

Results in the Global Financial Services segment reflect strong performance in its North American businesses offset by continuing challenges in the UK. Net income in the second quarter of 2006 was $51.2 million, compared with $26.7 million in the second quarter of 2005, and $113.5 million in the first quarter of 2006. Managed loans at June 30, 2006 were $25.9 billion, up $3.9 billion, or 17.6 percent, from the prior year’s second quarter, and up $2.2 billion, or nine percent from the first quarter of 2006. The managed charge-off rate increased to 3.90 percent in the second quarter of 2006 from 3.89 percent in the second quarter of 2005 and from 3.63 percent in the previous quarter.

The Banking segment delivered solid results, with net income in the second quarter of 2006 of $43.3 million. Total deposits at the end of the quarter were $35.3 billion, down slightly from $35.4 billion at the end of the first quarter of 2006. The company opened seven new branches in the quarter and remains on track to open 40 new branches in 2006. Integration progressed smoothly during the quarter, and the company continues to expect integration costs and synergies to be greater than original estimates.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting

Capital One Reports Second Quarter Earnings

principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and on its Form 8-K dated July 20, 2006 for second quarter earnings, return on assets, loan growth rates, operating costs, charge-off rates, branch growth, integration costs and synergies, and the benefits of the business combination transaction involving Capital One and North Fork, including future financial and operating results, and the company’s plans, objectives, expectations and intentions are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: the ability to obtain regulatory approvals of the proposed acquisition of North Fork on the proposed terms and schedule; the failure of Capital One or North Fork stockholders to approve the transaction; the exact timing of the close of the North Fork transaction and the magnitude of market-driven purchase accounting adjustments related to the close; the risk that the company’s acquired businesses will not be integrated successfully and that the cost savings and other synergies from such acquisitions may not be fully realized; continued intense competition from numerous providers of products and services which compete with Capital One’s businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the success of the company’s marketing efforts; general economic conditions affecting interest rates and consumer income, spending, and savings which may affect consumer bankruptcies, defaults, and charge-offs and deposit activity; the long-term impact of the Gulf Coast hurricanes on the impacted regions, including the amount of property and credit losses, the amount of investment , and the pace and magnitude of economic recovery in the region. A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2005.

Additional Information About the Capital One – North Fork Transaction

In connection with the proposed merger of Capital One and North Fork Bancorporation, Inc., Capital One filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that included a joint proxy statement of Capital One and North Fork that also constitutes a prospectus of Capital One. Capital One and North Fork mailed the definitive joint proxy statement/prospectus to their respective stockholders on or about July 14, 2006. Investors and security holders are urged to read the definitive joint proxy statement/prospectus regarding the proposed merger because it contains

Capital One Reports Second Quarter Earnings

important information. You may obtain a free copy of the definitive joint proxy statement/prospectus and other related documents filed by Capital One and North Fork with the SEC at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus and the other documents may also be obtained for free by accessing Capital One’s website at www.capitalone.com under the heading “Investors” and then under the heading “SEC & Regulatory Filings” or by accessing North Fork’s website at www.northforkbank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Capital One – North Fork Transaction

Capital One, North Fork and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Capital One’s executive officers and directors in Capital One’s definitive proxy statement filed with the SEC on March 23, 2006. You can find information about North Fork’s executive officers and directors in their Form 10-K/A filed with the SEC on April 28, 2006. You can obtain free copies of these documents from the Capital One or North Fork using the contact information above.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a financial holding company, with more than 324 locations in Texas and Louisiana. Its principal subsidiaries, Capital One Bank, Capital One, F.S.B., Capital One Auto Finance, Inc., and Capital One, N.A., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One’s subsidiaries collectively had $47.2 billion in deposits and $108.4 billion in managed loans outstanding as of June 30, 2006. Capital One, a Fortune 500 company, trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

###

NOTE: Second quarter 2006 financial results, SEC Filings, and second quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.